Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-36007 and 333-70846) and Form S-8 (Nos. 33-41806, 33-42845, 33-42846, 33-48404, 33-61494, 33-64202, 33-64204, 33-95616, 333-11201, 333-11199, 333-36009, 333-56685, 333-78765, 333-78769, 333-43172, 333-43170, 333-27733, 333-105426, 333-108906 and 333-108905) of IDEXX Laboratories, Inc. of our report dated January 23, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts
January 23, 2004